Peninsula Pacific Entertainment, LLC Combined and Consolidated Financial Statements as of and for the year ended December 31, 2021 and Independent Auditor’s Report

PENINSULA PACIFIC ENTERTAINMENT, LLC TABLE OF CONTENTS Page INDEPENDENT AUDITOR'S REPORT 1-2 Consolidated Balance Sheet at December 31, 2021 3 Combined and Consolidated Statement of Operations for the year ended December 31, 2021 4 Combined and Consolidated Statement of Changes in Member’s Equity (Deficit) for the year ended December 31, 2021 5 Combined and Consolidated Statement of Cash Flows for the year ended December 31, 2021 6 Notes to Combined and Consolidated Financial Statements 7

INDEPENDENT AUDITOR’S REPORT Peninsula Pacific Entertainment, LLC Opinion We have audited the accompanying combined and consolidated financial statements of Peninsula Pacific Entertainment, LLC and subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2021, and the related combined and consolidated statement of operations, changes in member’s equity (deficit), and cash flows for the year then ended, and the related notes to the combined and consolidated financial statements (collectively referred to as the "financial statements"). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Emphasis of Matter Regarding Revisions to Previously Issued Financial Statements to Comply with Securities and Exchange Commission (“SEC”) Regulation S-X As discussed in Note 12 to the financial statements, the Company revised its previously issued financial statements to comply with SEC Regulation S-X. Our opinion is not modified with respect to this matter. Emphasis of Matter Regarding Contribution of Lago Resort & Casino, LLC As discussed in Notes 1 and 2 to the financial statements, such financial statements give retrospective effect to the April 20, 2021 contribution of Lago Resort & Casino, LLC from various direct and indirect wholly owned subsidiaries of PGP Investors, LLC, as combination of entities under common control and accounted for in a manner similar to a pooling of interests. Our opinion is not modified with respect to this matter. Emphasis of Matter Regarding Purchase Agreement with Churchill Downs Incorporated As discussed in Note 11 to the financial statements, on February 18, 2022, Peninsula Pacific Entertainment Intermediate Holdings, LLC, the Company’s direct parent, entered into a definitive purchase agreement with Churchill Downs Incorporated to acquire substantially all of the assets of the Company. Our opinion is not modified with respect to this matter. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

2 Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. /s/ DELOITTE & TOUCHE LLP Davenport, Iowa March 8, 2022 (October 3, 2022 as to Note 12)

3 PENINSULA PACIFIC ENTERTAINMENT, LLC CONSOLIDATED BALANCE SHEET (in thousands) December 31, 2021 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 129,014 Restricted cash 2,879 Receivables 16,763 Other current assets 6,788 Total current assets 155,444 PROPERTY AND EQUIPMENT, NET 512,148 OTHER ASSETS: Intangible assets, net 170,885 Goodwill, net 23,038 Other assets 10,178 Total other assets 204,101 TOTAL $ 871,693 LIABILITIES AND MEMBER'S DEFICIT CURRENT LIABILITIES: Accounts payable $ 3,024 Capital project payable 2,881 Accrued interest 9,232 Other accrued expenses 57,023 Current maturity of long-term debt — Total current liabilities 72,160 LONG-TERM LIABILITIES Long-term debt, net 836,274 Minimum assessment agreement 10,523 Total long-term liabilities 846,797 COMMITMENTS AND CONTINGENCIES (NOTE 7) MEMBER'S DEFICIT: Common member's interest 362,505 Accumulated deficit (409,769) Total member's deficit (47,264) TOTAL $ 871,693 See notes to combined and consolidated financial statements.

4 PENINSULA PACIFIC ENTERTAINMENT, LLC COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS (in thousands) Year Ended December 31, 2021 REVENUES: Historical horse racing $ 271,098 Gaming 227,676 Live and simulcast racing 7,902 Food and beverage 21,732 Hotel 9,014 Other 19,085 Total revenues 556,507 EXPENSES: Historical horse racing 104,555 Gaming 90,331 Live and simulcast racing 9,602 Food and beverage 18,600 Hotel 3,956 Marketing 20,940 General and administrative 155,355 Other 6,145 Management fees 20,742 Depreciation and amortization 45,244 Development expense 21,619 Pre-opening expense 1,136 Loss on disposal 463 Impairment of assets 11,730 Total expenses 510,418 INCOME FROM OPERATIONS 46,089 OTHER INCOME (EXPENSE): Interest income 330 Interest expense (81,540) Loss on extinguishment of debt, net (2,636) Total other expense (83,846) NET LOSS $ (37,757) See notes to combined and consolidated financial statements.

5 PENINSULA PACIFIC ENTERTAINMENT, LLC COMBINED AND CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S EQUITY (DEFICIT) (in thousands) COMMON TOTAL MEMBER'S ACCUMULATED MINORITY MEMBER'S INTEREST DEFICIT INTEREST EQUITY (DEFICIT) BALANCE, DECEMBER 31, 2020 $ 331,014 $ (372,012) $ 3,250 $ (37,748) Member contributions 93,165 — — 93,165 Member distributions (61,674) — — (61,674) Purchase of minority interest — — (3,250) (3,250) Net loss — (37,757) — (37,757) BALANCE, DECEMBER 31, 2021 $ 362,505 $ (409,769) $ — $ (47,264) See notes to combined and consolidated financial statements.

6 PENINSULA PACIFIC ENTERTAINMENT, LLC COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands) Year Ended December 31, 2021 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (37,757) Adjustments to reconcile net loss to net cash flows from operating activities: Depreciation and amortization 45,244 Non-cash contribution from member 87,169 Non-cash interest 5,966 Non-cash other 264 Loss on disposal 463 Non-cash extinguishment of debt 2,636 Impairment of assets 11,730 Changes in operating assets and liabilities: Receivables (8,760) Other assets 77 Accounts payable (1,426) Accrued expenses 3,972 Net cash flows from operating activities 109,578 CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (60,038) Proceeds from sale of property and equipment 859 Other (9,428) Net cash flows from investing activities (68,607) CASH FLOWS FROM FINANCING ACTIVITIES: Payments on revolving credit facility (10,000) Proceeds from senior notes 396,563 Payments on debt (344,059) Deferred financing costs (15,851) Purchase of minority interest (3,250) Member contributions 5,996 Member distributions (55,996) Net cash flows from financing activities (26,597) NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH 14,374 CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD 117,519 CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD $ 131,893 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION: Cash paid during the period for interest, net of amounts capitalized $ 84,226 SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES: Property and equipment acquired, but not paid $ 2,948 Distribution of promissory notes to member 5,678 See notes to combined and consolidated financial statements.

7 PENINSULA PACIFIC ENTERTAINMENT, LLC NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021, FOR THE YEAR ENDED DECEMBER 31, 2021 (in thousands) 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Organization—Peninsula Pacific Entertainment, LLC (the "Company", "P2E", "we", "us" or "our"), a Delaware limited liability company, was formed on February 7, 2018. The Company is an indirect wholly owned subsidiary of Peninsula Pacific Entertainment Holdings, LLC ("P2E Holdings"). P2E Holdings is 100% owned by PGP Investors, LLC ("PGPI"), subject to profits interests equal to approximately 18% of the profits above certain distribution thresholds. The Company’s significant wholly owned subsidiaries include (i) Colonial Downs Group, LLC, (ii) SCE Partners, LLC (as of October 23, 2020), (iii) Lago Resort & Casino, LLC, (iv) AZD Holdings, LLC, (v) Richmond VA Development, LLC, (vi) RVA Holdings Group, LLC, (vii) Legends Holding, LLC, (viii) Cedar Rapids Funding, LLC, and (ix) Peninsula Pacific Entertainment Finance, Inc. Colonial Downs Group, LLC ("CDG"), a Delaware limited liability company acquired the Colonial Downs Racetrack in New Kent, Virginia ("Colonial Downs") on April 25, 2018. Operations at each of our CDG properties commenced as follows: Colonial Downs Racetrack and Rosie’s Gaming Emporium April 2019 Vinton Rosie's Gaming Emporium May 2019 Richmond Rosie's Gaming Emporium June 2019 Hampton Rosie's Gaming Emporium October 2019 Dumfries Rosie's Gaming Emporium January 2021 Collinsville Rosie's Game Room July 2021 The CDG facilities collectively include 2,687 historical horse racing ("HHR") machines, pari-mutual simulcast wagering and live racing at Colonial Downs. Each facility has a casual dining restaurant, and a casino bar. Collectively, these entities are referred to as the "CDG Properties". SCE Partners, LLC ("SCE"), an Iowa limited liability company, owns and operates the Hard Rock Hotel and Casino Sioux City in Sioux City, Iowa ("HRSC"). As of December 31, 2021, HRSC included approximately 642 slot machines, 21 table games, a sports book, a 54-room AAA-rated Four Diamond hotel, indoor and outdoor entertainment venues, and several food, beverage and retail outlets. Lago Resort & Casino, LLC ("Lago"), a Delaware limited liability company, owns and operates del Lago Resort & Casino in Tyre, New York ("del Lago"). As of December 31, 2021, Lago includes 1,702 slot machines, 66 table games, 14 poker tables, a sportsbook, a 205-room hotel, a 1,600 seat entertainment venue, and several food, beverage and retail outlets. AZD Holdings, LLC ("AZD"), a Delaware limited liability company, was formed on January 26, 2021, and holds an option (exercisable prior to May 31, 2024) to acquire all the equity interests in, or all or substantially all of the assets of Arizona Downs, LLC, which owns and operates the Arizona Downs Racetrack in Prescott, Arizona. Under the Sale and Purchase Option Agreement (which can be terminated by AZD at any time), AZD is obligated to provide funding for mutually agreed expenses of the annual race meets to be held at the Arizona Downs Racetrack (not to exceed $3.5 million per meet for the 2021 meet and $2.0 million thereafter) as well as certain other operating and other expenses.

8 Richmond VA Development, LLC ("RVA DEV"), a Delaware limited liability company, was formed on January 15, 2021, and has entered into an agreement to provide development services to the casino development in Richmond, Virginia which is associated with the Urban One Venture (as defined below). RVA Holdings Group, LLC ("RVA"), a Delaware limited liability company, was formed on March 10, 2020. RVA holds a preferred stock interest in an entity controlled by Urban One, Inc. (the "Urban One Venture") which was formed to pursue a gaming development in the city of Richmond, Virginia. On November 2, 2021, the referendum required for this development opportunity to move forward did not pass. In January 2022, the Richmond City Council voted to re-select the Urban One Venture as the preferred casino operator which is subject to recertification by the Virginia Lottery Board ("VLB"). The VLB is currently reviewing pre-certification materials for the owner and its subsidiaries. Upon approval of pre-certification by the VLB, the City of Richmond may petition the courts to order the referendum question for the Urban One Venture added to the November 2022 ballot. If the referendum is not placed on the November 2022 ballot or the referendum does not pass, the $6.5 million in escrow will be returned to the Company. Legends Holding, LLC ("Legends"), a Delaware limited liability company, owns (and operated until its closure in March 2020) the Louisiana Riverboat Gaming Partnership d/b/a DiamondJacks Casino & Resort ("DiamondJacks") in Bossier City, Louisiana. Legends also owns NS-LA Properties, LLC ("NS-LA"), a Delaware limited liability company, which together with its subsidiaries, owns real property in Louisiana. Cedar Rapids Funding, LLC ("CRF"), a Delaware limited liability company, was formed on August 23, 2013. CRF had no significant assets or operations and was formed to pursue a casino development opportunity in Cedar Rapids, Iowa. Towards the end of December 2019, an outbreak of a novel strain of coronavirus (COVID-19) emerged globally and on March 11, 2020 the World Health Organization declared the outbreak to be a global pandemic. As a result, there have been directives from federal, state and local authorities resulting in the closure of the Company’s properties in mid-March 2020, which negatively impacted the Company's business. The CDG properties reopened on July 1, 2020 with certain restrictions and guidelines in place including limitations on the number of active and operational HHR machines, occupancy limitations, limitations on operating hours, and limitations on food and beverage service. On May 28, 2021, Virginia’s universal indoor mask mandate, social distancing and capacity restrictions were lifted. HRSC was authorized and reopened on June 1, 2020, with certain restrictions, including limitations on the number of active and operational slot machines, the number of seats available at table games, and the hotel remained closed until July 1, 2020. In February 2021, all of these state mandated restrictions for HRSC were lifted. Lago reopened on September 9, 2020 with certain restrictions including limitations on the number of active and operational slot machines, the number of seats available at table games, limitations on hours of operation and food and beverage on the casino floor, and entertainment events. In June 2021, all of these state mandated restrictions for Lago were lifted. On May 15, 2020, Legends announced the facility would not reopen due to business circumstances caused by the unexpected impact of the COVID-19 pandemic. The property will be maintained as the Company continues to assess its strategic opportunities in relation to Legends' gaming license. On February 9, 2022, Legends Gaming, LLC entered into a letter of intent to sell its equity interests and the equity interests of certain of its subsidiaries, including the entity that owns DiamondJacks and the related gaming license (the "Letter of Intent"). The Letter of Intent provides for a good faith negotiating period through April 14, 2022 to negotiate a binding purchase agreement. On February 17, 2022, Legends Gaming Riverboat Partnership (DiamondJacks) submitted a petition to the Louisiana Gaming Control Board (the "LGCB") notifying the LGCB that it has decided not to reopen DiamondJacks as a result of the current conditions in the Bossier City gaming market and that it is pursuing a sale of DiamondJacks pursuant to the Letter of Intent. The LGCB granted Legends a 60-day period to pursue the negotiation and execution of definitive documentation for such a sale. On October 23, 2020, the Company and Peninsula Pacific Entertainment Finance, Inc., as co-issuers (together the "Issuers") issued $475.0 million in aggregate principal amount of 8.50% Senior Notes due 2027 ("Senior Notes") issued under the indenture dated October 23, 2020 (along with its supplements, collectively the "indenture"). The net proceeds from the Senior Notes were used, among other things, to acquire the 50% equity interest in SCE owned by Sioux City Entertainment, Inc., repay certain outstanding indebtedness of SCE, repay all outstanding indebtedness under the former P2E revolving credit and term loan facility, pay fees and expenses related to the offering, and for general corporate purposes. On February 8, 2021, the Issuers issued an additional $75.0 million in aggregate principal of Senior Notes under the indenture at an issue price of 106.75% plus accrued and unpaid interest from October 23, 2020 and the net proceeds of such were used for general corporate purposes. On April 20, 2021, the Issuers issued and additional $300.0 million in aggregate principal of Senior Notes under the indenture at an issue price of 105.50% plus accrued and unpaid interest from October 23, 2020 and the net proceeds of such were used, among other things, to purchase certain minority interests in WILPAC Holding, LLC ("WILPAC"), repay the outstanding indebtedness of Lago, and pay fees and expenses related to the offering. See Note 6.

9 On April 20, 2021, pursuant to a Membership Interest Purchase Agreement dated April 6, 2021, the Company purchased the minority non-voting interests in WILPAC, which owned 100% of the ownership interests in Lago for $3.25 million. The remainder of the interests in WILPAC were owned by PGPI through its various direct and indirect wholly owned subsidiaries which were contributed to P2E Holdings and WILPAC merged with and into P2E Holdings. Following the consummation of this transaction, P2E Holdings contributed its equity interests in Lago to P2E (via an intermediary holding company), and combined with the equity interests purchased by the Company, resulted in Lago becoming a wholly owned subsidiary of the Company on April 20, 2021. See Note 2. On September 21, 2021, the Dumfries Town Council approved The Rose resort casino. The property, which will replace Rosie’s Dumfries, will feature 50,000 square-feet of gaming space, a 305-room hotel, food and beverage offerings, a 1,500 seat theater, and a parking garage. The Company broke ground on the development on January 11, 2022 and expects the first phase to open in 2023 with all construction completed by 2026. Basis of Presentation—The combined and consolidated financial statements include the accounts of the Company and its subsidiaries. As described in Note 2, on April 20, 2021, P2E Holdings contributed its equity interests in Lago to the Company (via an intermediary holding company) and the contribution of Lago has been treated as a combination of entities under common control and accounted for in a manner similar to a pooling of interests. For periods prior to April 20, 2021, our historical consolidated financial statements have been combined with the financial statements of Lago. All intercompany accounts and transactions have been eliminated in consolidation. Cash and Cash Equivalents—Cash and cash equivalents include highly liquid investments with maturities of three months or less at their date of purchase, and are on deposit with high credit quality financial institutions. Although these balances may, at times, exceed the federal insured deposit limit, we believe such risk is mitigated by the quality of the institution holding such deposit. The carrying values of these instruments approximate their fair values as such balances are generally available on demand. Restricted Cash—Restricted cash primarily consists of amounts restricted by regulation for gaming and racing purposes. These restricted cash balances are invested in highly liquid instruments with a maturity of 90 days or less. These restricted cash balances are held by high credit quality financial institutions. The carrying value of these instruments approximates their fair value due to their short maturities. The following table provides a reconciliation of cash, cash equivalents and restricted cash balances reported within the combined and consolidated balance sheets to the total balance shown in the combined and consolidated statement of cash flows. December 31, 2021 Cash and cash equivalents $ 129,014 Restricted cash 2,879 Total cash, cash equivalents and restricted cash $ 131,893

10 Receivables—Receivables consist primarily of casino, hotel, and other receivables. Receivables are non-interest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible, based upon historical collection experience, the age of the receivable and other relevant economic factors. An estimated allowance for doubtful accounts is maintained to reduce our receivables to their carrying amount. As a result, the net carrying value approximates fair value. On December 31, 2021, the New York State Gaming Commission ("Commission") recommended and the Director of the New York State Division of Budget ("Director of the Division of Budget") approved Lago's petition to reduce its slot machine revenue tax from 37% to 30% effective April 1, 2021 as Lago met the requirements for this tax relief based on the criteria included within the budget legislation issued by the New York State legislation in April 2021. Under the legislation, the Commission is directed to evaluate certain criteria when considering the provision of such tax relief, including demonstrated need, competitive landscape and employment and make a recommendation to the Director of the Division of Budget who has final approval. Such approval for the subsequent years within the five-year period, specifically, New York State Fiscal Years 2023-2026, is contingent upon Lago meeting certain criteria included within the budget legislation as outlined in a plan Lago submitted to the Commission and is subject to potential recapture in subsequent fiscal years based on the failure to meet such criteria. The Company recorded approximately $6.4 million in receivables related to this tax relief as of December 31, 2021. Receivables also include approximately $0.4 million due to the Company pursuant to a Strategic Gaming Agreement entered into with a third party in July 2018 related to sports wagering and $0.2 million of credit and hotel receivables, net of allowance as of December 31, 2021. The Strategic Gaming Agreement requires, among other things, a minimum payment to the Company of $1.9 million per fiscal quarter (due within 30 days after the end of each fiscal quarter). The agreement is for an initial term of ten years with the third party having the right to terminate the agreement after year three. On July 13, 2021, the Company received notice that the third party exercised its right to terminate the Strategic Gaming Agreement effective October 12, 2021. Since such notification, the Company and the third party have engaged in productive negotiations and on February 15, 2022 (deemed effective October 12, 2021, the Company and the third party entered into an amended agreement regarding the operations of the physical sportsbook through February 15, 2023. During the year ended December 31, 2021, the Company recorded revenue of $6.7 million, pursuant to the Strategic Gaming Agreement; such is included in Gaming revenue and Other revenue on the combined and consolidated statement of operations. Other Current Assets—Other current assets consist of the following: December 31, 2021 Prepaid expenses $ 4,983 Other 1,805 Total $ 6,788 Prepaid expenses include assets paid in advance such as insurance and maintenance contracts which will be amortized to operating expenses over the terms of the agreements. Other assets consist primarily of food and beverage and retail inventory items and are stated at the lower of cost or net realizable value. Cost is determined using the first in, first out inventory method. Property and Equipment, Net—Property and equipment are recorded at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. These assets are depreciated on a straight-line basis over the following estimated useful lives, or the lesser of the lease term, as applicable, for leasehold improvements. Years Buildings and improvements 7 - 40 Furniture, fixtures and equipment 1 - 20

11 For a long-lived asset to be held and used, we review the asset for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. We then compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. The asset is not impaired if the undiscounted future cash flows exceed its carrying value. If the carrying value exceeds the undiscounted future cash flows, then an impairment charge is recorded, typically measured using a discounted cash flow model. Capitalized Interest—Interest costs associated with major construction projects are capitalized as part of the cost of the constructed assets. Capitalization of interest ceases when the project (or discernible portions of the project) is substantially complete. If substantially all of the construction activities of a project are suspended, capitalization of interest will cease until such activities are resumed. Interest capitalized during the year ended December 31, 2021 was $1.0 million, and is recorded as a component of property and equipment. Intangible Assets, Net—Intangible assets, net include gaming licenses, player relationships, the tradename at Lago, and the Strategic Gaming Agreement. Amortizing Intangible Assets The Strategic Gaming Agreement intangible asset represents the value of the Strategic Gaming Agreement and the payments received by Lago for operating the existing physical sportsbook within the casino as well as the potential to operate an online sportsbook pending the approval of online sports gaming in the State of New York. This intangible asset is being amortized over the remaining life of the agreement. Player relationships represent the value of repeat business associated with our player loyalty program at SCE. The player relationships intangible asset at SCE is being amortized over its approximate useful life of four years. Amortizing intangible assets shall be tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. See Note 5. Indefinite-Lived Intangible Assets The tradename at Lago is based on the value of our brand and reputation, which reflect the level of service and quality we provide and from which we generate repeat business. The gaming licenses represent the values of the licenses to conduct gaming in the State of Iowa, in the State of Louisiana, and in the State of New York, which are subject to highly extensive regulatory oversight and a limitation on the number of licenses available for issuance therein. These assets, considered indefinite-lived intangible assets, are not subject to amortization, but instead are subject to an annual impairment test, performed in the fourth quarter of each year, and between annual test dates in certain circumstances. If the fair value of an indefinite-lived intangible asset is less than its carrying amount, an impairment loss is recognized equal to the difference. The Company performed a qualitative assessment that concluded that it was not more likely than not that the gaming license and tradename were impaired and thus a quantitative assessment was not necessary. See Note 5. Goodwill, Net—Goodwill is an asset representing the future economic benefits arising from other assets in a business combination that are not individually identified and separately recognized and relates to the acquisition of SCE. Goodwill is not subject to amortization, but it is subject to an annual impairment test and between annual test dates if an event occurs or circumstances change that indicate that the fair value of the reporting unit may be below its carrying amount. The Company performed a qualitative assessment that concluded that it was not more likely than not that goodwill was impaired and thus a quantitative assessment was not necessary. See Note 5.

12 Other Assets—The Company entered into convertible promissory notes with an affiliated party on July 23, 2019 for $2.3 million and an additional $0.5 million on November 24, 2020, which convertible promissory notes were amended and restated in February 2021. Amounts advanced under the notes bear an interest rate of 3% and shall be paid quarterly in arrears. All outstanding principal and interest is due on July 23, 2026 unless declared due and payable by the Company or upon conversion to membership units of the affiliated party. These notes are classified as a held-to-maturity investment and is recorded at amortized cost. On January 29, 2021, the Company entered into promissory note and security agreements which were amended and restated on March 3, 2021, for an aggregate amount of $2.9 million to certain holders of profit interests in P2E Holdings, the proceeds of which were used by the borrowers to purchase additional membership interests in an affiliated entity. Amounts advanced under the notes bear an interest rate of 8.5%, mature in September 2022, and are secured by the borrowers' membership interests in P2E Holdings. On October 21, 2021, the Company and P2E Holdings, entered into a settlement agreement with the affiliated party and certain holders of profit interests in P2E Holdings which, among other things, assigned the convertible promissory notes and the promissory note and security agreements (collectively, the "Notes") to P2E Holdings, extinguished any outstanding debt and obligations due under the Notes and terminated the conversion feature under the convertible promissory notes. On February 19, 2021, RVA entered into the Urban One Venture agreement and holds a preferred stock interest of up to $25 million as noted above. As of December 31, 2021, $6.5 million is recorded in other assets related to this agreement, which is the portion held in escrow as described in Note 9. The remainder of this asset previously recorded of $1.5 million was written off in the fourth quarter 2021 as the required referendum for this development opportunity to move forward did not pass. Other assets also include favorable leasehold interests which represent the rental rates for assumed land leases that are favorable to comparable market rates at SCE which were fair valued as part of the acquisition. The fair value is determined on a technique whereby the difference between the lease rate and the then current market rate for the remaining contractual term is discounted to present value. The assumptions underlying this computation include the actual lease rates, the expected remaining lease term, including renewal options, based on the existing lease; current rates of rent for leases on comparable properties with similar terms obtained from market data and analysis; and an assumed discount rate. The resulting difference between the lease rate and the then current market value rate is recognized as rent expense and the associated discount is accreted to interest income using the effective interest method over the term of the underlying lease which cover a term of 20 to 40 years. In addition, other assets include the fair value of the payment in lieu of property taxes agreement determined as part of the Lago purchase accounting performed in August 2019. This other asset is being amortized over the remaining life of the agreement with the Seneca County Industrial Development Agency ("IDA"). Player Loyalty Point Program—The Company has established promotional programs to encourage repeat business from frequent and active HHR and slot machine customers and other patrons. Members earn points based on gaming and HHR activity and such points can be redeemed for free slot play, food and beverage, and other free goods and services. The player loyalty point program accrual is included in Other accrued expenses on the Company’s combined and consolidated balance sheets. This is the primary type of liability associated with contracts with customers and represents a deferral of HHR and gaming revenue until the customer redeems the incentives earned, and are typically expected to be redeemed and recognized within one year or sooner of being earned. The program liabilities are recorded net of an estimated "breakage" factor, which assumes that some points will expire without being redeemed; the breakage is estimated based on historical redemption rates. The Company’s loyalty program liabilities were $3.2 million as of December 31, 2021. Long-Term Debt, Net—Long-term debt, net is reported as the outstanding debt amount net of unamortized premium or discount and debt issuance costs. Debt issuance costs include legal and other direct costs related to the issuance of our outstanding debt and premium or discount represents an addition or reduction granted to the initial purchasers or lenders upon issuance of our debt instruments. Accretion of the debt issuance costs and premium or discount is recorded over the remaining contractual life of the debt using the effective interest method. Outstanding debt existing at Lago was recorded at its estimated fair value as a result of the application of purchase accounting associated with the acquisition of the membership interests in WILPAC in 2019. In April 2021, Lago became a wholly owned subsidiary of the Company and as part of the transaction, all outstanding debt under Lago's existing debt agreements was paid in full and terminated.

Revenue Recognition—The Company's revenue from contracts with customers consists of gaming wagers, pari-mutuel wagers, food and beverage transactions, retail transactions, hotel room sales and revenues from our Strategic Gaming Agreement.

The transaction price for a gaming wagering contract is the difference between gaming wins and losses, not the total amount wagered. The transaction price for our pari-mutuel operations, inclusive of HHR operations, live racing events conducted at our racing facility and our import and export arrangements, is the commission received from the pari-mutuel pool. The transaction price for food and beverage, hotel and retail contracts is the net amount collected from the customer for such goods and services. Sales tax and other taxes collected on behalf of governmental authorities are accounted for on the net basis and are not included in revenues or expenses.

Gaming and HHR revenue contracts involve two performance obligations for those customers earning points under the Company's loyalty reward program and a single performance obligation for customers that do not participate in the program. Our pari-mutuel operations contracts involve one performance obligation. The Company applies a practical expedient by accounting for its gaming and HHR contracts on a portfolio basis as such wagers have similar characteristics and the Company reasonably expects the effects on the financial statements of applying the revenue recognition guidance to the portfolio to not differ materially from that which would result if applying the guidance to an individual wagering contract. For purposes of allocating the transaction price in a wagering contract between the wagering performance obligation and the obligation associated with the loyalty points earned, the Company allocates an amount to the loyalty point contract liability based on the stand-alone selling price of the points earned, which is determined by the value of a point that can be redeemed for slot play, HHR play and complimentaries such as food and beverage at our restaurants, lodging at our hotel and products offered at our retail stores, less estimated breakage. The allocated revenue for gaming wagers is recognized when the wagering occurs as all such wagers settle immediately. The loyalty reward contract liability amount is deferred and recognized as revenue when the customer redeems the loyalty points for slot play, HHR play and complimentaries and such goods and services are delivered to the customer.

Pari-mutuel revenue contracts are inclusive of the Company's (i) HHR, (ii) host racing facility, (iii) import arrangements that permit the Company to simulcast in live racing events occurring at other racetracks, and (iv) export arrangements that permit the Company's live racing event to be simulcast at other racetracks. Host racing facility, import and export revenues are recognized once the race event is made official by the relevant racing body. HHR revenue is recognized once the historical race has been completed on the HHR machine. The Company has concluded it is the controlling entity to the HHR, host racing facility, and export arrangements as it functions as the principal in the arrangement and is not the controlling entity to the import arrangements as it functions as the agent. Commissions earned from the pari-mutuel pool less import arrangement fees are recognized on a net-basis, which is included within live and simulcast racing revenues. Any other fees associated with these arrangements are recorded in live and simulcast racing expenses.

Food and beverage, hotel and retail services have been determined to be separate, standalone performance obligations and the transaction price for such contracts is recorded as revenue as the good or service is transferred to the customer over their stay at the hotel or when the delivery is made for the food and beverage or retail product.

The retail value of accommodations, food and beverage, and other services furnished to guests for free as an inducement to gamble is included in food, beverage, hotel and other revenue and offset as a deduction to gaming revenue and consists of the following:

(in thousands)		Year Ended December 31, 2021
Food and beverage	$	6,892
Hotel		2,800
Other		810
Total amount recorded in food and beverage, hotel and other revenues and offset to gaming revenues	$	10,502

13

14 Regulatory Taxes—The Company is subject to taxes based on gross HHR, gaming and live and simulcast racing revenues in the jurisdictions in which we operate. Lago is also subject to an annual assessment per gaming position. Taxes are assessed based on these revenues and are recorded as a HHR, gaming and live and simulcast racing expense, respectively, in the combined and consolidated statement of operations. These taxes and fees totaled approximately $103.0 million for the year ended December 31, 2021. Advertising—Direct advertising costs are expensed the first time such advertising appears. Advertising costs are included in Marketing expense on the combined and consolidated statement of operations and totaled $6.6 million for the year ended December 31, 2021. Equity Based Compensation—In 2018, P2E Holdings granted "profits interests" ("IUPs") under the P2E Holdings 2018 Class B Unit Plan (the "IUP Plan") to five executive officers and employees of the Company and represents in the aggregate 9.8% of the outstanding membership units of P2E Holdings as of December 31, 2021. The terms of the awards include specified vesting schedules and acceleration of vesting upon the occurrence of certain events. The profits interests awarded under the IUP Plan entitle the holders thereof to receive distributions from P2E Holdings on a pro rata basis with all other members of P2E Holdings and distributions on liquidation, in each case only to the extent such distributions exceed the applicable distribution threshold, as defined in each IUP agreement. All of the IUP's under the IUP Plan are 100% vested. The IUPs contain a put option exercisable by the holder that, under the terms of the agreement, can be settled in cash. As such, the IUPs are liability awards that require remeasurement at each reporting period. The Company has elected to measure its liabilities incurred under share-based payment arrangements at fair value. On a quarterly basis, the Company estimates the fair value of the IUPs and compares that value to the value of such incentive units at the date of grant. The fair value of the incentive units is based on the probability weighted expected return method weighting both an acquisition and option pricing model 50% each. The significant assumption used in the acquisition model is the active transactions with Churchill Downs Incorporated (see Note 1). The significant assumptions used in the option pricing model, other than the fair value of the equity of P2E Holdings described below, include: Significant Assumptions Expected term 1.5 years Asset and equity volatility 30% and 50% Risk-free rate 0.56% Discount for lack of marketability 15% The most significant assumption in determining the fair value of the equity of P2E Holdings is the enterprise fair value of the Company. The enterprise fair value of the Company is calculated using the discounted cash flow (weighted 60%) and guideline public company (market) (weighted 40%) approaches. The significant assumptions used to determine the enterprise fair value using (1) the discounted cash flow approach include Company forecasts of revenues, expenses, and capital expenditures, the discount rate, and the terminal growth rate, and (2) the guideline public company (market) approach are Company forecasts of revenue and EBITDA and revenue and EBITDA multiples. Any appreciation or depreciation in the value of the IUPs is expensed or credited to expense based on the percentage of the grant vested. For the year ended December 31, 2021, the Company was allocated $87.2 million related to the IUPs from P2E Holdings, which was recorded as expenses to general and administrative expense and a non-cash member contribution. Preopening Expense—Costs associated with start-up activities for the development of CDG that do not qualify as capital costs are expensed as incurred. Development Expense—Development expense primarily consists of costs incurred related to activities associated with various acquisition opportunities, strategic initiatives, and other business activities. Income Taxes—The Company is organized and taxed as a limited liability corporation and taxed as a partnership for state and federal income tax purposes. Substantially all items of income, expense and available tax credits are passed through to the Company's member. Accordingly, there is no provision for federal income tax and state income tax expense reflected in the combined and consolidated financial statements.

15 Concentration of Credit Risk—Financial instruments that subject us to credit risk consist of cash and cash equivalents. Our policy is to limit the amount of credit exposure to any one financial institution, and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk. We have bank deposits which may, at times, exceed federally-insured limits. Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Recently Issued Accounting Pronouncements— Accounting Standards Update 2020-04, Reference Rate Reform ("Update 2020-04") In March 2020, the Financial Accounting Standard Board (FASB) issued Update 2020-04 to provide optional guidance for a limited period of time to ease the potential burden in accounting for reference rate reform on financial reporting. Entities may elect to apply Update 2020-04 as of any period that includes, or is subsequent to, March 12, 2020 through December 31, 2022. The Company is evaluating the impact of the adoption of Update 2020-04 to the combined and consolidated financial statements. Accounting Standards Update 2016-02, Leases ("Update 2016-02") In February 2016, the FASB issued Update 2016-02 which requires the recognition of lease assets and lease liabilities on the balance sheet and the disclosure of key information about leasing arrangements. The standard, as amended, is effective for financial statements issued for annual periods beginning after December 15, 2021. The Company is evaluating the impact of the adoption of Update 2016-02, as amended, to the combined and consolidated financial statements. 2. CONTRIBUTION On April 20, 2021, pursuant to a Membership Interest Purchase Agreement dated April 6, 2021, the Company purchased the minority non-voting interests in WILPAC, which owns 100% of the ownership interests in Lago for $3.25 million. The remainder of the interests in WILPAC were owned by PGPI through its various direct and indirect wholly owned subsidiaries which were contributed to P2E Holdings and WILPAC merged with and into P2E Holdings. Following the consummation of this transaction, P2E Holdings contributed its equity interests in Lago to P2E (via an intermediary holding company) and combined with the equity interests purchased by the Company, resulted in Lago becoming a wholly owned subsidiary of the Company on April 20, 2021. The contribution of Lago has been treated as a combination of entities under common control and accounted for in a manner similar to a pooling of interests. Therefore, the contribution has been recorded at the historical cost basis of the assets and liabilities transferred. Additionally, the combined and consolidated financial statements were retrospectively adjusted in 2021 to include the operations of this business for periods prior to the contribution. The following table summarizes the assets contributed and liabilities assumed as of April 20, 2021: (in thousands) As Recorded Current assets $ 30,956 Property and equipment 222,841 Intangible assets, net 66,450 Other assets, net 1,823 Total assets contributed 322,070 Current liabilities 52,995 Long-term debt 321,175 Total liabilities assumed 374,170 Net liabilities assumed $ (52,100)

16 3. PURCHASE Status of Purchase Price Allocation As discussed in Note 1, on October 23, 2020, the Company completed the purchase of the remaining equity interest in SCE not previously owned by PGPI or its affiliates. The Company is following the acquisition method of accounting per FASB Accounting Standards Codification Topic 805 Business Combinations ("ASC 805"). For purposes of these combined and consolidated financial statements, the Company allocated the purchase price to the assets acquired and the liabilities assumed based on final estimates of fair value as determined by management with the assistance from third-party specialists. The excess of the purchase price over those fair value of the assets acquired and liabilities assumed was recorded as goodwill. The Company recognized the assets acquired and liabilities assumed in the acquisition based on fair values as of the date of the acquisition. The determination of the fair values of the acquired assets and assumed liabilities (and the related determination of estimated lives of depreciable tangible and identifiable intangible assets) required significant judgment. Management completed its valuation analysis and calculations in sufficient detail necessary to finalize the determination of the fair value of the assets acquired and liabilities assumed, along with the related allocations of goodwill and intangible assets on October 1, 2021. During the measurement period, opening balance sheet adjustments were made to finalize the preliminary fair value estimates, resulting in a $0.4 million decrease to accrued expenses, a $0.2 million decrease in accounts receivable, and a $0.2 million decrease in goodwill. The measurement period adjustments were immaterial to our combined and consolidated financial statements. 4. PROPERTY AND EQUIPMENT, NET Property and equipment, net at December 31, 2021 consists of the following: December 31, (in thousands) 2021 Land and improvements $ 63,859 Building and improvements 408,270 Furniture, fixtures and equipment 117,480 Construction in progress 11,371 Total property and equipment 600,980 Less accumulated depreciation (88,832) Property and equipment, net $ 512,148 Construction in progress primarily relates to costs capitalized in conjunction with the development of CDG facilities or major improvements that have not yet been placed into service, and accordingly, such costs are not currently being depreciated. Depreciation expense for the year ended December 31, 2021 was $42.7 million.

5. INTANGIBLE ASSETS, NET AND GOODWILL, NET

Intangible assets, net consist of the following:

	December 31, 2021				
(in thousands)	Weighted Average Life Remaining (Years)	Gross Carrying Value	Cumulative Amortization	Cumulative Impairment Losses	Intangible Assets, Net
Amortizing intangible assets:					
Player relationships	2.7	$ 4,850	$ (1,465)	$ —	$ 3,385
Strategic Gaming Agreement	None	15,400	(3,670)	(11,730)	—
Indefinite-lived intangible assets:					
Lago Tradename	Indefinite	21,100	—	(5,100)	16,000
Gaming licenses	Indefinite	170,200	—	(18,700)	151,500
Balance, December 31, 2021		$ 211,550	$ (5,135)	$ (35,530)	$ 170,885

Amortizing Intangible Assets

The Strategic Gaming Agreement intangible asset represents the value of the Strategic Gaming Agreement and the payments received by Lago for operating the existing physical sportsbook within the casino as well as the potential to operate an online sportsbook pending the approval of online sports gaming in the State of New York. The value of the Strategic Gaming Agreement intangible asset was determined using the multi-period excess earnings method, which is a specific discounted cash flow model. The value is determined at an amount equal to the present value of the incremental after-tax cash flows attributable to the agreement, discounted to present value at a risk-adjusted rate of return. With respect to the application of this methodology, we used the following significant projections and assumptions: contractual revenues based on the agreement; operating margins; contributory asset charges; discount rate; and the present value of tax benefit.

Player relationships represent the value of repeat business associated with our player loyalty programs. The value is determined using the with-and-without method, which is a specific discounted cash flow model and the replacement cost method, which estimates the cost to rebuild the player relationships. The value is determined at an amount equal to the present value of the incremental after-cash flows attributable to the asset, discounted to present value at a risk-adjusted rate of return. With respect to the application of this methodology, we used the following significant projections and assumptions: revenues of our VIP players, discount rate; present value of tax benefits; and professional fees and expenses related to developing new player relationships.

Indefinite-Lived Intangible Assets

The Lago tradename is based on the value of our brand and reputation, which reflect the level of service and quality we provide and from which we generate repeat business. The tradename is valued using the relief from royalty method, which presumes that without ownership of such tradename, we would have to make a stream of payments to a brand or franchise owner in return for the right to use their name. By virtue of this asset, we avoid any such payments and record the related intangible value of our ownership of the tradename. We used the following significant projections and assumptions to determine the value under the relief from royalty method: revenues from operations; royalty rate; discount rate; and the present value of tax benefit.

The gaming licenses represent the value of the licenses to conduct gaming in the State of Iowa, the State of Louisiana, and the State of New York, which are subject to highly extensive regulatory oversight and a limitation on the number of licenses available for issuance therein. The gaming license recorded at SCE and Lago were valued using the multi-period excess earnings method, which is a specific discounted cash flow model. The value is determined at an amount equal to the present value of the incremental after-tax cash flows attributable to future gaming revenue, discounted to the present value at a risk-adjusted rate of return. With respect to the application of this methodology, we used the following significant projections and assumptions: gaming revenues; operating expenses attributable to gaming; contributory assets charges; discount rate; and the present value of tax benefit. The gaming license recorded at Legends was valued using the market approach.

17

The Company has determined that the Lago tradename and the gaming licenses are intangible assets with an indefinite life as the Company has determined that there are no known legal, regulatory, contractual, economic or other factors that would limit its useful life and the Company intends to use the tradename and renew and operate the licenses indefinitely. In addition, other key factors in the Company's assessment that the gaming licenses have an indefinite life include: (i) the Company's renewal experience confirms that renewals would not be withheld except under extraordinary circumstances; (ii) the renewal process confirms the Company's belief that the renewal process could be completed without substantial cost and without material modification of the gaming licenses; and (iii) the continued limitation of gaming licenses in the State of Iowa, the State of Louisiana, and the State of New York limits competition in the jurisdictions where the gaming licenses are maintained.

The following table sets forth the changes in these intangible assets:

ACTIVITY FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands)	Player Relationships	Strategic Gaming Agreement	Tradename	Gaming Licenses	Intangible Assets, Net
Balance, December 31, 2020	$ 4,597	$ 13,025	$ 16,000	$ 151,500	$ 185,122
Additions	—	—	—	—	—
Impairments	—	(11,730)	—	—	(11,730)
Amortization	(1,212)	(1,295)	—	—	(2,507)
Balance, December 31, 2021	$ 3,385	$ —	$ 16,000	$ 151,500	$ 170,885

Goodwill

Due to the application of purchase accounting for SCE as described in Note 3, we recorded an adjustment to goodwill of $0.2 million during the measurement period during the year ended December 31, 2021.

The following table sets forth the changes in goodwill:

ACTIVITY FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands)	Gross Carrying Value	Cumulative Impairment Losses	Goodwill, Net
Balance, December 31, 2020	$ 62,587	$ (39,300)	$ 23,287
Adjustment	(249)	—	(249)
Balance, December 31, 2021	$ 62,338	$ (39,300)	$ 23,038

18

19 Future Amortization The player relationship intangible asset is being amortized on a straight line basis over an approximate four year useful life. The future amortization of intangible assets is as follows: Player (in thousands) Relationships For the year ending December 31: 2022 $ 1,213 2023 1,212 2024 960 Total future amortization $ 3,385 Impairment Considerations On July 13, 2021, the Company received notice that the third party exercised its right to terminate the Strategic Gaming Agreement effective October 12, 2021. The Company determined this event was an indicator of impairment and, as such, recognized an impairment charge of $11.7 million related to this agreement during the three months ended September 30, 2021. Indefinite lived intangible assets as of December 31, 2021 include the tradename and the gaming licenses. Indefinite lived intangible assets and goodwill are not subject to amortization, but they are subject to an annual impairment test in the fourth quarter of each year and between annual test dates in certain circumstances. No impairments were recorded as a result of the annual impairment tests performed as of December 31, 2021.

20 6. DEBT LONG-TERM DEBT Long-term debt, net of current maturities, origination fees and costs, original issuance premium or discounts, and fair value consists of the following: December 31, 2021 Interest Rate at Unamortized December 31, Outstanding Unamortized Origination Long-Term (in thousands) 2021 Principal Premium Fees and Costs Debt, Net Senior notes 8.5% $ 850,000 $ 19,089 $ (32,815) $ 836,274 Less current maturities — — — — Long-term debt, net $ 850,000 $ 19,089 $ (32,815) $ 836,274 Senior Notes On October 23, 2020, the Company issued $475 million in aggregate principal of Senior Notes issued at par. Interest on the Senior Notes is payable on May 15 and November 15 of each year, commencing on May 15, 2021. The net proceeds from the Senior Notes were used, among other things, to acquire the 50% equity interest in SCE owned by Sioux City Entertainment, Inc., repay certain outstanding indebtedness of SCE, repay all outstanding indebtedness under the P2E Loan (as defined below), and pay fees and expenses related to the offering. The Senior Notes are guaranteed by the Company’s restricted subsidiaries as defined in the indenture. On February 8, 2021, the Issuers issued an additional $75.0 million in aggregate principal of Senior Notes under the indenture at an issue price of 106.75% plus accrued and unpaid interest from October 23, 2020 and the net proceeds of such were used for general corporate purposes. On April 20, 2021, the Issuers issued an additional $300.0 million in aggregate principal of Senior Notes under the indenture at an issue price of 105.50% plus accrued and unpaid interest from October 23, 2020. The net proceeds from the Senior Notes were used, among other things, to purchase certain minority interests in WILPAC, repay the outstanding indebtedness of Lago, and pay fees and expenses related to the offering. The Senior Notes contain certain restrictive covenants, that subject to exceptions and qualifications, among other things, limit the Issuers and its restricted subsidiaries ability to (i) incur more indebtedness or guarantee the indebtedness of others; (ii) create liens; (iii) transfer, sell or dispose assets; (iv) pay dividends or make distributions; (v) make investments; and (vi) enter into transactions with affiliates. At any time prior to November 15, 2023, the Issuers may redeem the Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the applicable redemption date, plus a make whole premium. After November 15, 2023, the Issuers may redeem all or a portion of the Senior Notes at redemption prices (expressed as percentages of the principal amount) ranging from 104.25% in 2023 to 100% in 2025 and thereafter, plus accrued and unpaid interest, if any. In addition, prior to November 15, 2023, the Issuers may redeem up to 40% of the principal amount of the Senior Notes, calculated after giving effect to the issuance of any Additional Notes (as defined in the indenture), with the proceeds of certain equity offerings at a redemption price of 108.50% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, up to, but excluding, the applicable redemption date; provided that at least 50% of the aggregate principal amount of the notes remains outstanding after such redemption. In conjunction with the October 2020 issuance, the February 2021 issuance, and the April 2021 issuance of the Senior Notes, we incurred approximately $36.2 million in origination fees and costs that have been deferred and are being amortized over the term of the Senior Notes using the effective interest method.

21 P2E Credit Facility On October 23, 2020, the Company entered into a credit agreement with Credit Suisse AG, Cayman Islands Branch as administrative agent and collateral agent ("P2E Credit Facility"). The P2E Credit Facility permits the Company to request advances and letters of credit up to a maximum amount of $75.0 million. Obligations under the P2E Credit Facility are secured by a first lien security interest in the Company’s and the guarantors' existing and future assets (other than certain excluded assets). The P2E Credit Facility is guaranteed by the Company’s existing and future restricted subsidiaries as defined in the P2E Credit Facility. The interest rate on the outstanding balance of the P2E Credit Facility is based upon, at the Company's option, either: (i) the LIBOR rate plus an applicable margin of 4.00% or (ii) the base rate plus an applicable margin of 3.00%. The "base rate" under the P2E Credit Facility is the highest of (x) Credit Suisse’s publicly-announced prime rate, (y) the federal funds rate plus 0.50%, or (z) the LIBOR rate for a one month period plus 1.00%; provided that the base rate shall not be less than 1.00%. The P2E Credit Facility contains a financial covenant that requires, as of the end of any fiscal quarter in which the Company has outstanding borrowings and letters of credit (excluding up to $2.5 million of issued and outstanding undrawn letters of credit) equal to or more than $22.5 million, that the Company’s Consolidated Total Leverage Ratio (as defined in the P2E Credit Facility) shall not exceed the following limits: Consolidated Total Leverage Ratio Fiscal quarter ending December 31, 2021 through the fiscal quarter ending March 31, 2022 7.25 to 1.00 Fiscal quarter ending June 30, 2022 through the fiscal quarter ending December 31, 2022 7.00 to 1.00 Fiscal quarter ending March, 31, 2023 and each fiscal quarter thereafter 6.50 to 1.00 In addition, the P2E Credit Facility includes negative covenants, subject to certain exceptions, restricting or limiting our ability and the ability of our restricted subsidiaries to, among other things: (i) make non-ordinary course dispositions of assets; (ii) participate in certain mergers and acquisitions; (iii) make dividends and stock repurchases and optional redemptions (and optional prepayments) of certain subordinated, junior lien or unsecured debt; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; and (viii) change our business and the business of our restricted subsidiaries. As of December 31, 2021, the Company had no outstanding borrowings and $2.9 million of letters of credit were outstanding under the P2E Credit Facility leaving $72.1 million of available borrowings. In conjunction with the issuance of the P2E Credit Facility, we incurred approximately $2.3 million in origination fees and costs that have been deferred and are being amortized over the term of the P2E Credit Facility using the effective interest method. Paycheck Protection Program Loan On May 6, 2020, SCE received a paycheck protection program loan for $3.0 million at 1.00% interest from the U.S. Small Business Administration subject to eligible forgiveness with monthly payments deferred until October 1, 2021, at which point principal and interest payments were to be made until maturity in May 2022. On June 30, 2021, the Company was notified that its paycheck protection program loan has been forgiven by the U.S. Small Business Administration and a $1.5 million gain upon extinguishment is included in the loss on extinguishment of debt, net on the combined and consolidated statement of operations for the year ended December 31, 2021.

22 Lago Indebtedness Term Loans Lago’s First Lien Building Term Loan Agreement dated March 7, 2016 (as amended in August 2018, August 2019 and May 2020 the "First Lien Term Loan") provided for a senior secured term loan and Lago’s Second Lien Building Term Loan Agreement dated March 7, 2016 (as amended in August 2018, August 2019 and May 2020, the "Second Lien Term Loan" and, together with the First Lien Term Loan, the "Term Loans") provided for a term loan, both of which were fully funded on March 7, 2016. Proceeds from the Term Loans were used to fund the design, development, and opening of the del Lago project. Revolving Credit Facility On March 7, 2016, Lago entered into a First Lien Revolving Credit Agreement due March 7, 2021 (as amended in August 2018, August 2019 and May 2020, the "Revolving Credit Facility"). The Revolving Credit Facility permitted Lago to (i) incur term loans of up to $20.0 million under the RCF Term Loan (which were fully funded on May 1, 2020) and (ii) request revolving advances and letters of credit up to a maximum amount of $10.0 million. Extinguishment of Lago Debt As previously described, in April 2021, Lago became a wholly owned subsidiary of the Company. As part of the transaction, P2E along with Peninsula Pacific Entertainment Finance, Inc., as co-issuers, issued $300.0 million in aggregate principal amount of 8.50% Senior Notes due in 2027. The net proceeds of such issuance, along with existing P2E cash on hand were used to repay all outstanding indebtedness of $354.0 million and terminate Lago's existing debt agreements. As a result, approximately $4.0 million of unamortized debt financing fees and original issue and fair value discount was written off and, along with approximately $0.1 million in fees, are included in the loss on extinguishment of debt, net on the combined and consolidated statement of operations. Maturity Schedule The scheduled maturities of long-term debt outstanding as of December 31, 2021, are as follows: (in thousands) For the year ending December 31, 2022 $ — 2023 — 2024 — 2025 — 2026 — Thereafter 850,000 Total $ 850,000 Covenants As of December 31, 2021, we believe that the Company and its subsidiaries were in compliance with the financial covenants of their respective debt instruments.

23 7. COMMITMENTS AND CONTINGENCIES Commitments CDG entered into an agreement (along with its amendments) with a third party to provide CDG with HHR machines to be used at Colonial Downs and CDG’s satellite wagering facilities. The agreement calls for an upfront purchase price per unit plus a system and game fee totaling 12.0% of HHR machine revenue for the first 3,000 HHR machines. Upon certain triggering events as defined in the agreement, the system and game fee decreases to between 7.0% - 9.0% of HHR machine revenue for additional terminals. The initial term of the agreement is ten years from the opening of Colonial Downs (subject to unlimited three-year renewal provisions). During the year ended December 31, 2021, CDG expensed $32.6 million in system and game fees related to this agreement and is recorded in HHR expense on the combined and consolidated statement of operations. CDG entered into a Revenue Sharing Agreement ("RSA") with the Virginia Equine Alliance and related horseracing entities (together, the "VEA"). Under the RSA, CDG agreed to pay the VEA, in addition to any statutory purses or fees, and subject to a one year grace period at Colonial Downs and each satellite wagering facility, 6.0% of net HHR revenue up to $60.0 million of revenue and 7.0% of net HHR revenue thereafter. The RSA is for a period of 10 years from the opening of Colonial Downs. During the year ended December 31, 2021, CDG expensed $17.1 million, related to the RSA and is recorded in HHR expense on the combined and consolidated statement of operations. In addition to the above, under the RSA, CDG agreed to pay the VEA $2.5 million per year for a period of five years beginning in June 2019. In 2013, SCE entered into a Development Agreement and Minimum Assessment Agreement with the City of Sioux City, Iowa (the "City"). Under the Minimum Assessment Agreement, SCE and the City agreed to a minimum taxable value related to the new casino of $51 million. SCE agreed to pay property taxes to the City based on the actual taxable value of the casino, but not less than the minimum taxable value. Scheduled payments of principal and interest on the City bonds will be funded through SCE's payment obligations under the Minimum Assessment Agreement. SCE is also obligated to pay any shortfall should property taxes be insufficient to fund the principal and interest payments on the City bonds. Interest costs under the Minimum Assessment Agreement obligation are expensed as incurred. As of December 31, 2021, the remaining obligation under the Minimum Assessment Agreement was $1.5 million, which was recorded in accrued liabilities on the combined and consolidated balance sheet and $10.5 million, net of a $1.5 million discount, which was recorded as a long- term obligation on the combined and consolidated balance sheet. The discount will be amortized to interest expense over the life of the Minimum Assessment Agreement using the effective interest method. Total minimum payments by SCE under the Minimum Assessment Agreement are approximately $1.7 million, $1.6 million, and $1.5 million for years ending December 31, 2022, 2023 - 2025, and 2026, respectively with the remainder of $8.8 million in payments due through 2033. The Development Agreement contains revenue guarantees whereby, for the first 10 years of operations, SCE will pay to the City any shortfall amount derived from subtracting from $2.1 million, 1.75% of SCE’s adjusted gross receipts as defined in Iowa Code Section 99F.1(1), an additional portion of 0.5% of SCE’s adjusted gross receipts, the amount of state sales tax generated from sales at the casino not to exceed $100,000, and hotel/motel taxes not to exceed $75,000. The foregoing guarantee will be continued for an additional 10-year period under the same terms, except that it can be terminated upon the opening of a new casino with at least 500 gaming positions within a 50-mile radius, the Iowa Smoke Free Air Act no longer being in effect, or the Iowa wagering tax rate being increased by 20% or more. In 2013, the SCE entered into a license agreement to operate the casino under the "Hard Rock Casino" and "Hard Rock Hotel" trademarks. The initial term of the license agreement is 20 years following the date SCE opened for business and each party has the right to extend the initial term for two additional terms of five years each. In connection with the license agreement, SCE is obligated to pay license fees based on gross revenues, as defined in the agreement, on a graduated scale. During any fiscal year, the Company shall pay no less than the minimum license fee of $1.5 million per year. SCE paid $2.4 million in license fees for the year ended December 31, 2021, which is included in general and administrative expenses on the combined and consolidated statement of operations.

In 2012, SCE entered into an Operating Agreement with Missouri River Historical Development, Inc. ("MRHD"), an Iowa nonprofit corporation and a Qualified Sponsoring Organization under Iowa Code Section 99F.1(13). The initial term of the License Agreement is 20 years following the date SCE opened for business and has the right to extend the initial term for two additional terms of five years each. MRHD, as a Qualified Sponsoring Organization, co-holds the gaming license with SCE to conduct certain gambling activities. SCE is required to pay MRHD 4.25% of the casino's adjusted gross receipts and 0.75% of sports wagering net receipts during the term of the operating agreement. In addition, SCE is obligated to make monthly payments to the City of Sioux City, Iowa of 1.75% of the casino's adjusted gross receipts and a flat fee of $6,250 to Woodbury County, Iowa. SCE expensed $5.9 million for the year ended December 31, 2021, which is included in gaming expenses on the combined and consolidated statement of operations.

As part of the SCE acquisition, a liability of $6.5 million was recorded related to penalties and interest related to certain compliance reporting matters that relate to the pre-acquisition period and an indemnification receivable of $3.2 million was recorded from the seller in accordance with the provisions of the MIPA. In 2021, the liability and receivable were subsequently decreased by $0.4 million and $0.2 million, respectively, during the purchase accounting measurement period (see Note 3) and in January 2022, the Company received a notice that a portion of the penalty was forgiven. Based on the notice, the Company reduced the liability by $2.0 million, the receivable by $1.0 million, and recorded a loss recovery of $1.0 million. The liability and receivable were recorded in other current assets and accrued liabilities, respectively as of December 31, 2021. The loss recovery is recorded in general and administrative expense on the combined and consolidated statement of operations for the year ended December 31, 2021.

In October 2015, Lago entered into a Community Mitigation Plan ("CMP") with the Town of Tyre, New York. The CMP outlines various obligations of Lago to help mitigate the impact of the del Lago development on the local community. Such obligations include, but are not limited to, workforce development, problem gambling treatment funding, agricultural and wildlife conservation, infrastructure improvements, and emergency services funding and improvements. Payments under the CMP are approximately $0.6 million per year.

In December 2015, Lago entered into an Agency Tax Agreement ("Tax Agreement") and a Leaseback Agreement ("Leaseback Agreement") with the IDA. The Tax Agreement calls for fixed payments over a 20 year period beginning in 2017 in lieu of property taxes and the Leaseback Agreement calls for fixed payments of $100,000 per year over a 10 year period beginning in 2015.

In December 2015, Lago entered into the 318 Corridor Contribution Letter Agreement ("318 Agreement") with Seneca County. The 318 Agreement calls for annual payments for a period of 22 years beginning in 2017 to help Seneca County with infrastructure and community development.

The scheduled payments under the Tax Agreement, Lease Agreement, and 318 Agreement are as follows:

(in thousands)

For the year ending December 31:		
2022	$	1,760
2023		1,860
2024		1,960
2025		1,960
2026		2,060
Thereafter		29,626
Total scheduled payments	$	39,226

24

On March 2, 2021, AZD entered into the sale and purchase option agreement as discussed in Note 1. If such option is exercised, AZD will grant a phantom equity interest award to the seller that represents the right to receive cash or (in circumstances as defined in the agreement) securities based on a liquidity event as defined in the agreement as part of the consideration paid under the purchase agreement.

The Company leases real property for its Hampton, Virginia, Dumfries, Virginia and Collinsville, Virginia operations as well as office space in Richmond, Virginia.

In addition, the Company leases property, equipment and gaming machines that are leased on a month-to-month basis or are cancellable short-term leases. Rent expense for the above operating leases was $7.2 million for the year ended December 31, 2021.

Future non-cancelable lease payments under these and other leases are as follows:

(in thousands)

For the year ending December 31,		
2022	$	2,233
2023		1,572
2024		1,610
2025		1,662
2026		894
Thereafter		5,278
Total	$	13,249

Contingencies

Based upon regulations adopted on April 10, 2019, the New York State Gaming Commission ("Commission") is authorized to assess, on an annual basis, certain costs necessary to maintain regulatory control over commercial gaming facilities, which in turn will be paid by the operators of the commercial gaming facilities to the Commission on a pro rata basis by number of gaming positions. This authorization includes notification of anticipated costs for the coming state fiscal year (April 1 to March 31), remittance of funds prior to the start of said fiscal year, and reconciliation of overages or deficiencies at the conclusion of said fiscal year based on actual costs incurred.

Prior to April 2019, Lago had been accruing an estimate for potential regulatory costs. However, as Lago did not receive the required assessment prior to the April 1, 2019 deadline set forth in the regulation, it was determined that Lago did not have a liability for any regulatory costs and therefore, the amount accrued prior to April 2019, the date the Commission passed the above noted regulation, was reversed.

In November 2019, Lago received an invoice for $3.3 million covering the periods from December 1, 2016 through March 31, 2019. In November 2020, Lago received an invoice for $1.4 million covering the periods from April 1, 2019 through March 31, 2020. In November 2021, Lago received an invoice for $0.8 million covering the periods from April 1, 2020 through March 31, 2021. The Company believes that the invoices seek the recovery of costs beyond the Commission's legal authority to collect because the Commission is attempting to collect for costs including those incurred (i) prior to the period for which the Commission may legally recover costs, and (ii) outside the type of those that the Commission is legally authorized to collect.

While the Company believes it is reasonably possible that it may be required to pay some portion of these regulatory costs, such amounts cannot be reasonably estimated; therefore, an expense and related liability has not been recorded in the accompanying combined and consolidated financial statements.

We are parties to various legal proceedings arising in the ordinary course of business. We believe that all pending claims, if adversely decided, would not have a material adverse effect on our business, financial position or results of operations.

25

26 8. OTHER ACCRUED EXPENSES Other accrued expenses consist of the following: December 31, (in thousands) 2021 Payroll and related expenses $ 5,615 Historical horse racing and gaming 14,804 Live and simulcast racing 10,979 Player loyalty point programs 3,165 Taxes 10,419 Other 12,041 Total other accrued expenses $ 57,023 9. FAIR VALUE MEASUREMENTS We have adopted the authoritative accounting guidance for fair value measurements, which does not determine or affect the circumstances under which fair value measurements are used, but defines fair value, expands disclosure requirements around fair value and specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. These inputs create the following fair value hierarchy: Level 1: Quoted prices for identical instruments in active markets. Level 2: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. As required by the guidance for fair value measurements, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Thus, assets and liabilities categorized as Level 3 may be measured at fair value using inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Management's assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels.

27 Balances Measured at Fair Value The following tables show the fair values of certain of our financial instruments: December 31, 2021 (in thousands) Balance Level 1 Level 2 Level 3 Assets Cash and cash equivalents $ 129,014 $ 129,014 $ — $ — Restricted cash 2,879 2,879 — — The fair value of our cash and cash equivalents and restricted cash, classified in the fair value hierarchy as Level 1, are based on statements received from our banks at December 31, 2021. As discussed in Note 1, significant assumptions utilized in the fair value of our profits interests are not observable in the market and are thus classified in the fair value hierarchy as Level 3 measurements. As discussed in Note 5, we recorded impairments on our Strategic Gaming Agreement as a result of the termination of the agreement. Significant assumptions utilized were measured based on expected cash flows, which are not observable in the market and are thus classified in the fair value hierarchy as Level 3 measurements. Balances Disclosed at Fair Value The following tables provide the fair value measurement information about certain of our financial instruments: December 31, 2021 (in thousands) Outstanding Face Amount Carrying Value Estimated Fair Value Fair Value Hierarchy Liabilities Minimum assessment agreement $ 13,493 $ 12,071 $ 12,991 Level 3 Senior notes 850,000 836,274 924,214 Level 2 The estimated fair value of our Senior Notes are based on quoted market prices as of December 31, 2021. We have estimated the fair value of the minimum assessment agreement using a discounted cash flow approach, after giving consideration to the changes in market rates of interest, creditworthiness of the parties, and credit spreads. The weighted average discount rate used in calculating the fair value of the minimum assessment agreement was 5.4% as of December 31, 2021. There were no transfers between Level 1, Level 2 and Level 3 measurements during the year ended December 31, 2021.

28 10. RELATED PARTY TRANSACTIONS M. Brent Stevens, Chairman of the Board of Managers, through his position as Manager of PGP Investors, LLC, controls the Company. As such, Mr. Stevens had the ability to significantly influence the Company's affairs, including the election of members of the Board of Managers and, except as otherwise provided by law, approving or disapproving other matters, including a merger, consolidation, or sale of assets. There were no other related party transactions between Lago and Mr. Stevens other than reimbursement of expenses in his capacity as a board member prior to the contribution of Lago to the Company on April 20, 2021. On January 4, 2021 and on April 1, 2021, the Company made equity distributions of $3.1 million and $2.9 million, respectively, to P2E Holdings (via an intermediary holding company) which was subsequently loaned by P2E Holdings to WILPAC and then contributed by WILPAC to Lago to make its cash interest payments due under the Second Lien Term Loan. On April 20, 2021, pursuant to a Membership Interest Purchase Agreement dated April 6, 2021, the Company purchased the minority non-voting interests in WILPAC, which owns 100% of the ownership interests in Lago for $3.25 million. The remainder of the interests in WILPAC were owned by PGPI through its various direct and indirect wholly owned subsidiaries which were contributed to P2E Holdings and WILPAC merged with and into P2E Holdings. Following the consummation of this transaction, P2E Holdings contributed its equity interests in Lago to P2E (via an intermediary holding company), and combined with the equity interests purchased by the Company, resulted in Lago becoming a wholly owned subsidiary of the Company on April 20, 2021. On October 23, 2020, the Company entered into a management services agreement with JNB Gaming, LLC ("JNB") ("P2E MSA"). Three of the members of the Board of Managers of P2E Holdings, through their combined ownership percentages of JNB, have the ability to significantly influence JNB’s affairs. The P2E MSA has a term of seven years. As consideration for the services provided under the P2E MSA, the Company pays JNB a management fee equal to 1% of the gross revenue of each of CDG and SCE plus 5% of EBITDAM (as defined in the agreement) of each of P2E, CDG and SCE and to pay a fixed employee expense payment of $2.5 million per year. Concurrent with entering into the P2E MSA, the CDG MSA (defined below) was terminated. Beginning, April 20, 2021, the management services for Lago were governed by the P2E MSA which was amended in April 2021 to include Lago as well as certain other subsidiaries and facilities that may be developed and/or acquired in the future under similar terms as described above and as defined in the agreement. Concurrent with the acquisition and contribution of Lago to the Company, the Lago MSA (defined below) was terminated. Total management fees under the P2E MSA were $16.9 million for the year ended December 31, 2021. Lago was a party to a management services agreement with JNB dated May 29, 2014 ("Lago MSA"). Under the Lago MSA, JNB was paid a management to manage Lago's operations up through April 19, 2021 (the termination date of the Lago MSA). Total management fees under the Lago MSA were $3.4 million for the year ended December 31, 2021, which includes a $3.0 million termination fee. Legends is a party to a management services agreement with JNB dated August 1, 2016 ("Legends MSA"). Under the Legends MSA, JNB is paid a $0.4 million annual management fee to manage Legends' ongoing operations. Total management fees under the Legends MSA were $0.4 million for the year ended December 31, 2021.

29 The Company is a party to an agreement with a marketing agency to provide branding and design services. The marketing agency is owned by two principals of JNB. The Company paid approximately $1.2 million for the year ended December 31, 2021. The agreement was negotiated at an arms-length and was subject to the Company’s regular bidding procedures. Additionally, in connection with the issuance of the additional Senior Notes related to the acquisition and contribution of Lago to the Company on April 20, 2021, the Company paid transaction fees to affiliates of the Company, which include $3.6 million to PGPI, $3.6 million to PGP Advisors, LLC (an entity affiliated with M. Brent Stevens), and $0.5 million to other members of JNB. On July 30, 2021, the Company contributed $6.5 million (via RVA) to the Urban One Venture which was used to partially fund a $26 million upfront payment to be held in escrow pending the results of the citywide referendum permitting the development of the casino. On November 2, 2021, the referendum did not pass. In January 2022, the Richmond City Council voted to re-select the Urban One Venture as the preferred casino operator which is subject to recertification by the Virginia Lottery Board ("VLB"). The VLB is currently reviewing pre-certification materials for the owner and its subsidiaries. Upon approval of pre-certification by the VLB, the City of Richmond may petition the courts to order the referendum question for the Urban One Venture added to the November 2022 ballot. If the referendum is not placed on the November 2022 ballot or the referendum does not pass, the $6.5 million in escrow will be returned to the Company. On August 6, 2021, the Company made a $50.0 million distribution to P2E Holdings for P2E Holdings to settle a residual obligation related to the acquisition of Lago. 11. SUBSEQUENT EVENTS On February 18, 2022, Peninsula Pacific Entertainment Intermediate Holdings, LLC ("P2EIH"), the Company’s direct parent, entered into a definitive purchase agreement with Churchill Downs Incorporated ("CDI") to acquire all of the Company’s assets in Virginia and New York and the operations of its Sioux City casino property for total consideration of approximately $2.5 billion (subject to customary purchase price adjustments at closing) (the "P2E Purchase Agreement"). As part of the P2E Purchase Agreement, the Company is expected to reach a definitive agreement to sell the real property associated with HRSC ("HRSC Property") to a third party. CDI will acquire the operating company and lease the HRSC Property from that third party. In the event the Company is unsuccessful in reaching a definitive agreement with a third party to purchase the HRSC Property by a certain date, the HRSC Property will be included in the purchase and the total consideration will increase to $2.75 billion. The P2E Purchase Agreement is dependent on usual and customary closing conditions, including the Company obtaining approvals from the Virginia Racing Commission, the New York State Gaming Commission, and the Iowa Racing and Gaming Commission. The transaction is expected to close by the end of 2022. Other than as disclosed, no events have occurred after December 31, 2021, but before March 8, 2022, the date the financial statements were issued, that require adjustments to or disclosures in the combined and consolidated financial statements. The Company also evaluated subsequent events for disclosure purposes only through October 3, 2022, the date the financial statements were reissued. 12. REVISIONS TO PREVIOUSLY ISSUED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS TO COMPLY WITH SECURITIES AND EXCHANGE COMMISSION (“SEC”) REGULATION S-X These combined and consolidated financial statements were prepared in order to meet the requirements prescribed in SEC Regulation S-X, which specifies the form and content of the combined and consolidated financial statements which are anticipated to be included in CDI SEC filings after the completion of the acquisition. Changes have been made to the previously issued combined and consolidated financial statements as of and for the year ended December 31, 2021 as follows: The Company originally accounted for goodwill under the Private Company Council ("PCC") alternative, which permitted the Company to amortize its goodwill on a straight-line basis over a 10-year period, however, goodwill was required to be tested for impairment if an event occurred or circumstances changed that indicated that the fair value of the reporting unit was below its carrying amount (a triggering event). Gross goodwill of $62.3 million (of which Lago goodwill was fully impaired during the quarter ended March 31, 2020) was previously being amortized. As a result, of no longer utilizing the PCC alternative, these

30 combined and consolidated financial statements have been updated to reflect the reversal of $2.3 million of amortization expense for the year ended December 31, 2021, and the cumulative impact of the reversal of accumulated amortization to goodwill and accumulated deficit of $0.4 million as of January 1, 2021. Further, the amount of cumulative impairment losses disclosed as of December 31, 2020 were increased by $2.5 million to $39.3 million to reflect the reversal of Lago goodwill amortization prior to its full impairment during the quarter ended March 31, 2020. In addition, annual goodwill impairment testing was performed as required by FASB ASC 350, Goodwill and Intangible Assets. The Company originally accounted for its profit interests under the alternative for non-public entities which allowed the Company to value its profit interests utilizing intrinsic value. As a result of valuing the profit interests at fair value, these combined and consolidated financial statements have been updated to decrease the amount of expense related to the profit interests by $45.9 million and also to decrease the non-cash member contribution by the same amount to record the cumulative adjustment to fair value. The Company originally elected the alternative for non-public entities which did not require fair value measurements to be disclosed for financial instruments not recorded at fair value. Such disclosures are now included in Note 9 of the combined and consolidated financial statements. The Company originally presented Receivables within the Other current assets financial statement line item and has now presented it as a separate line item in the consolidated balance sheet and the associated impacts in the combined and consolidated statement of cash flows. In addition, the policy disclosure in Note 1 – Summary of Significant Accounting Policies, under the sections Receivables and Other current assets reflect such change. The Company has added a footnote to provide additional detail of the categorization of its Other accrued expenses. See Note 8. The policy disclosures reflected in Note 1 – Summary of Significant Accounting Policies, under the sections Goodwill, Net, Equity Based Compensation, and Recently Adopted Accounting Pronouncements, Note 5 – Intangible Assets, net and Goodwill, Net, and Note 9 – Fair Value Measurements reflect these revised policies.